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                                                                    EXHIBIT 10.2


                           September 1998 Amendment
                       to the July Amended and Restated
                        Joint Venture Agreement of QNOV


     This September 1998 Amendment to the Amended and Restated Joint Venture Agreement of QNOV (the "Amendment") is hereby entered into as of September 22, 1998 by and among Shreveport Paddlewheels, L.L.C. ("Paddlewheels"), Sodak Louisiana, L.L.C. ("Sodak") and HWCC-Louisiana, Inc. ("HWCC"). Unless the context otherwise requires, terms that are capitalized and not otherwise defined shall have the meaning set forth or cross-referenced in the JV Agreement.

     WHEREAS, the parties entered into the Amended and Restated Joint Venture Agreement of QNOV dated July 31, 1998 (the "JV Agreement") in order to comply with a deadline that had been established by the Louisiana Gaming Control Board ("LGCB"); and

     WHEREAS, subsequent to the filing of the executed JV Agreement that was delivered to the LGCB, the parties became aware of certain provisions in the JV Agreement that needed clarification, or did not fully or completely reflect the intention of the parties; and

     WHEREAS, the parties desire to make amendments to the JV Agreement to clarify such provisions or otherwise amend or modify such provisions in a manner that fully reflects the intention of the parties.

     NOW THEREFORE, the parties hereto do hereby amend the JV Agreement, as follows:

     A.   Article III is hereby amended by adding the following new Section
3.5:

     3.5  Lack of Approval of Initial Debt Financing.

          The board of directors for the parent company of each of Sodak and HWCC (each, a "Parent's Board") shall each have the right to approve or disapprove, at their sole and absolute discretion, the terms and conditions of any credit facility or loan with any third party lender for the financing of the construction of the Complex (the "Project Financing"). In the event that either party's Parent's Board fails to approve the Project Financing, such party shall have the right, subject to the approval of and any terms or conditions imposed by the LGCB, to exit the Venture (an "Exiting Venturer") with no further obligation by such Exiting Venturer to the Venture or any other Venturer, and the Venture or any Venturer shall have no further obligation to such Exiting Venturer.

     B. The last sentence of Section 3.2(d) is hereby amended to provide that the Residual Ownership Ratio of each Venturer (other than Paddlewheels and any Affiliate thereof)
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shall also be adjusted in accordance with the provisions of Section 3.2(d) in the event a Venturer exits the Venture in accordance with Section 3.5 herein.

     C. The penultimate paragraph of Section 13.1 is hereby amended by adding the following clause to the end of such penultimate paragraph:

          ; provided that a dissolution resulting from, or in connection with, the sale of all or substantially all of the assets of the Venture shall not entitle Paddlewheels or any Affiliate thereof to acquire the JV Interests of any other Venturer.

     D. Section 14.3(d) is hereby amended by adding the following clause to the end of such section:

          ; provided, however, that Paddlewheels or any Affiliate thereof shall not be entitled to any distribution whatsoever pursuant to this
          Section 14.3(d) if such party has been, or has a right to be, paid an amount equal to 10% of the Net Realized Value in accordance with
          Section 10.7 of this Agreement.

     E.   Article XVI is hereby amended by adding the following Section 16.6:

          16.6 Buy/Sell Agreement.

          (a) Sodak and HWCC shall each have the rights of purchase and sale as set forth in this Section 16.6, which shall be exercised by Sodak or HWCC by delivering to the other party a written notice (an "Election Notice").

          (b) Except as provided under Section 16.6(h) below, at any time after the two-year anniversary date of the commencement of gambling at the Complex, (the "Commencement Date"), Sodak or HWCC (the "Electing Party") may submit to the other applicable party (the "Notice Party") an Election Notice. The Election Notice, to be valid, shall state a proposed price for all of the Electing Party's ownership interest in the Venture. In addition, the Election Notice shall state that if HWCC becomes obligated to sell, and Sodak becomes obligated to purchase, all of HWCC's ownership interest in the Venture pursuant to the terms and conditions of this Section 16.6, then Sodak shall also be obligated to purchase all rights and benefits (the "Operator Rights") of HWCC-Shreveport, Inc., its successors and assigns (the "Operator") under the Management Services Agreement dated September 22, 1998 by and between QNOV and the Operator, as amended (the "Management Agreement") pursuant to Section 16.6(d) below.

          (c) An Election Notice shall constitute an irrevocable offer by the Electing Party either to (i) sell to the Notice Party all, but not less than all, of the Electing

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               Party's ownership interest in the Venture at a price equal to that set forth in the Election Notice (the "Electing Party JV Interest Price") and, in the event HWCC is the Electing Party to cause the Operator to sell to the Notice Party all, but not less than all, of the Operator Rights, or (ii) purchase from the Notice Party all, but not less than all, of the Notice Party's interest in the Venture at a price equal to the Electing Party JV Interest Price multiplied by a fraction, the numerator of which is the Notice Party's Relative Ownership Ratio, and the denominator of which is the Electing Party's Relative Ownership Ratio (the "Notice Party JV Interest Price"), and, in the event HWCC is the Notice Party, purchase from the Operator all, but not less than all, of the Operator Rights.

          (d) The price at which the Operator Rights are purchased and sold under this Section 16.6 shall be the "Management Agreement Value." The Management Agreement Value shall be the fair market value of the Operator Rights as determined by mutual agreement of the parties; provided, however, that if the parties are unable to agree on the Management Agreement Value within twenty (20) days after delivery of the Election Notice, then either party may provide notice (the "Initial Appraisal Notice") to the other party that the Management Agreement Value shall be determined according to the terms and conditions of the remainder of this
               Section 16.6(d). In the event the Electing Party and the Notice Party are able to mutually agree upon an investment banking firm of national standing (an "Authorized Investment Banker") within ten (10) days following the delivery of the Initial Appraisal Notice, then the Management Agreement Value shall be the fair market value of the Operator Rights as determined by such Authorized Investment Banker, the cost of which appraisal shall be equally borne by the Electing Party and the Notice Party. In the event the Electing Party and the Notice Party are unable to agree upon an Authorized Investment Banker within ten (10) days following the delivery of the Initial Appraisal Notice, then within twenty (20) days of delivery of the Initial Appraisal Notice each such party shall select an Authorized Investment Banker, each of whom shall perform an appraisal of the fair market value of the Operator Rights (each an "Initial Appraisal" and together the "Initial Appraisals"). The cost of each Initial Appraisal shall be borne by the party appointing the Authorized Investment Banker conducting such appraisal. In the event that the difference between the Initial Appraisals is more than 10% of the higher of such Initial Appraisals, then within ten (10) days of the date both parties have received notice of the amount of such Initial Appraisals, either party may provide notice (the "Final Appraisal Notice") to the other party that a third appraisal shall be conducted, in which case each party shall instruct their Authorized Investment Banker to work with the other party's Authorized Investment Banker to appoint a third Authorized Investment Banker (the "Final Investment Banker") to conduct an appraisal of

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               the fair market value of the Operator Rights (the "Final
               Appraisal"). In the event of a Final Appraisal Notice, the Management Agreement Value shall be the average of (i) the average of the Initial Appraisals and (ii) the Final Appraisal. The cost of the Final Appraisal shall be equally borne by the Electing Party and the Notice Party. In the event that either (x) the difference between the Initial Appraisals is 10% or less of the higher of such Initial Appraisals, or (y) such difference is greater than 10% but neither party elects to send a Final Appraisal Notice within the required ten (10) day period, then the Management Agreement Value shall be deemed to be the average of the Initial Appraisals.

          (e) The Notice Party shall have the right, within thirty (30) days following the later of the delivery of the Election Notice or the determination of the Management Agreement Value, to elect, in writing, to either (i) purchase the Electing Party's ownership interest in the Venture at the Electing Party JV Interest Price and, in the event the Electing Party is HWCC, the Operator Rights at the Management Agreement Value, or (ii) sell to the Electing Party all, but not less than all, of its ownership interest in the Venture at the Notice Party JV Interest Price and, in the event the Notice Party is HWCC, to cause the Operator to sell to the Electing Party all, but not less than all, of the Operator Rights at the Management Agreement Value. In the event the Notice Party does not elect, in writing, to purchase the Electing Party's ownership interest in the Venture and the Operator Rights (in the event the Electing Party is HWCC) within the aforementioned thirty (30) day period, then the Notice Party shall be obligated to sell to the Electing Party, and the Electing Party shall be obligated to purchase, all but not less than all, of the Notice Party's ownership interest in the Venture at the Notice Party JV Interest Price and, in the event the Notice Party is HWCC, to cause the Operator to sell to the Electing Party all, but not less than all, of the Operator Rights at the Management Agreement Value.

          (f) The closing of the purchase and sale of the transactions contemplated by this Section shall occur on a date and time mutually agreed upon by the Electing Party and Notice Party, which, in any event, shall occur no later than one hundred and five (105) days (other than in the event of an Election Notice submitted in accordance with Section 16.6(h), in which case such period shall be sixty (60) days) immediately following the earlier of the date of the Notice Party's written notice of election as set forth in Section 16.6(e) or the expiration of the thirty (30) day period referenced in Section 16.6(e). At the closing, the selling and the purchasing party shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the

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               transactions contemplated by this Section 16.6. Each party shall bear all of their own respective costs and expenses in connection with the closing pursuant hereto except as expressly provided above.

          (g)  Notwithstanding the terms and provisions set forth in this
               Section 16.6, in no instance shall a party have the right to submit an Election Notice in the event such party is at such time deemed to be unsuitable by the LGCB. If at any time following the date of an Election Notice but prior to the closing date of the transactions contemplated by the Election Notice (the "Interim Period"), a party is deemed to be unsuitable by the LGCB, then the Election Notice shall be null and void unless the Notice Party elects, in writing, within ten (10) days following the date the Notice Party receives notice that the applicable party is deemed unsuitable, to proceed with the procedures and transactions contemplated by such Election Notice pursuant hereto. Notwithstanding the foregoing, if the Notice Party is deemed unsuitable at any time during the Interim Period, the Notice Party shall not have the foregoing right to proceed with the procedures and transactions contemplated by the applicable Election Notice.

          (h) Notwithstanding the terms and provisions set forth in this Section, a party may submit an Election Notice at any time following the termination of the Funding Notice Period (as defined below) if (i) such other applicable party fails to provide its pro rata portion of funds (x) necessary to complete construction of the Complex according to a size, scope, details and specifications mutually agreeable to each of HWCC and Sodak or (y) required under the terms of this Agreement, and (ii) the party submitting such Election Notice has provided its required portion of such funds. Upon the occurrence of an event set forth in Section 16.6(h)(i), the funding party shall notify the non-funding party, in writing, that the non-funding party shall have the right to cure its failure to fund by providing its pro rata portion of funds within the twenty (20) day period following the date of such notice (the "Funding Notice Period). In the event of an Election Notice delivered in accordance with this Section 16.6(h), the Electing Party may elect to contribute the funds required to be contributed by the Notice Party (the "Shortfall Required Amount"), and such Shortfall Required Amount shall be either deemed to be (x) a loan by the Electing Party to the Venture, accruing interest at a variable rate of interest per annum equal to the prime rate of interest announced from time to time by U.S. Bank National Association, and to be repaid by the Notice Party in the event that the Notice Party elects to purchase in accordance with Section 16.6(e) at the same time as the closing for the purchase of the Electing Party's interest in the Venture or (y) if any credit or other loan agreement or arrangement to

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               which the Venture is subject prohibits such a loan, a preferred stock or other equity security upon substantially similar terms that complies with such credit or other loan agreement or arrangement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                 SHREVEPORT PADDLEWHEELS, L.L.C.



                                 By     /s/ Warren Reuther
                                    --------------------------------------------
                                    Its CEO
                                        ----------------------------------------

                                 SODAK LOUISIANA L.L.C.



                                 By     /s/ Kevin L. Buntrack
                                    --------------------------------------------
                                    Its Manager
                                        ----------------------------------------

                                 HWCC-LOUISIANA, INC.



                                 By     Jack E. Pratt
                                    --------------------------------------------
                                    Its President
                                        ----------------------------------------

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